=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                       Washington D.C. 20549
                         _________________
                     SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                         _________________
Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
   Preliminary Proxy Statement     Confidential, For Use of the
                                   Commission Only (as Permitted by

                                                  Rule 14a-6(e)(2))
   Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Materials Pursuant to Section 240.14a-11(c) or
   Section 240.14a-12

                        ENGLE HOMES, INC.
          ------------------------------------------------
          (Name of Registrant as specified in its Charter)

             ------------------------------------------
             (Name of Person(s) Filing Proxy Statement,
                      if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

   No fee required.
   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     Title of each class of securities to which transaction applies:
     Aggregate number of securities to which transaction applies:
     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     Proposed maximum aggregate value of transaction:
     Total Fee paid:
   Fee paid previously with preliminary materials.
   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:
     Form, Schedule or Registration No.:
     Filing Party:
     Date Filed:
=================================================================
                           ENGLE HOMES

       123 N.W. 13th Street, Boca Raton, Florida  33432
        -----------------------------------------------
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 To be held on February 25, 1999
        -----------------------------------------------

To the Shareholders
of Engle Homes, Inc.:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Engle Homes, Inc., a Florida corporation (the "Company"), will be held at 11:00 a.m., local time, on Thursday, February 25, 1999, at the Company's offices located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida for the following purposes:

     (1) To elect seven members to the Company's Board of Directors to hold office until the Company's 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     (2) To consider and vote on a proposal to approve the material terms of the performance goals relating to the incentive compensation provisions set forth in the Employment Agreement between the Company and Alec Engelstein, Chairman of the Board, President and Chief Executive Officer of the Company, as set forth in Appendix A hereto; and

     (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on December 21, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.
By Order of the Board of Directors

ALEC ENGELSTEIN
Chairman of the Board, President  and
Chief Executive Officer

Boca Raton, Florida
January 20, 1999

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

               1999 ANNUAL MEETING OF SHAREHOLDERS
                              OF
                       ENGLE HOMES, INC.
                        ---------------
                        PROXY STATEMENT
                        ---------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Engle Homes, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1999 Annual Meeting of Shareholders of the Company to be held on Thursday, February 25, 1999, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is January 20, 1999. Shareholders should review the information provided herein in conjunction with the Company's 1998 Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida 33432, and its telephone number is (561) 391-4012.

                   INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

                     PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:
     The election of seven members to the Company's Board of Directors to serve until the Company's 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     A proposal to approve the material terms of the performance goals relating to the incentive compensation provisions set forth in the Employment Agreement between the Company and Alec Engelstein, Chairman of the Board, President and Chief Executive Officer of the Company, as set forth in Appendix A hereto (the "Employment Agreement"); and

     Such other business as may properly come before the Annual
Meeting including any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the seven nominees for director named below under "Election of Directors; Nominees," (ii) FOR approval of the material terms of the performance goals relating to the incentive compensation provisions set forth in the Employment Agreement, as set forth below under "Proposal to Approve the Material Terms of the Performance Goals Relating to the Incentive Compensation Provisions Set Forth in the Employment Agreement" and (iii) by the proxies in their discretion upon any other proposals as may
properly come before the Annual Meeting.   In the event a
shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

           OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on December 21, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 11,187,196 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the material terms of the performance goals relating to the incentive compensation
                                2
provisions set forth in the Employment Agreement. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition of the matter unless such other matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

     Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and will be counted as votes cast for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director or against the proposal to approve the material terms of the performance goals relating to the incentive compensation provisions set forth in the Employment Agreement. Abstentions will not have the same effect as a vote against the election of any director but will have the same effect as a vote against the proposal to approve the material terms of the performance goals relating to the incentive compensation provisions set forth in the Employment Agreement.



                                3

                        SECURITY OWNERSHIP

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by (i) each of the "Named Executive Officers" (as defined below in "Executive Compensation "Summary Compensation Table"), (ii) each other director of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock.

                                                      Percent of
                            Amount and Nature         Outstanding
Name of Beneficial Owner    of Beneficial Ownership(1)     Shares
------------------------   -------------------------- -----------
Alec Engelstein                      3,185,780 (2)         27.8%
Harry Engelstein                       753,219 (3)          6.7%
John A. Kraynick                        49,455 (4)            *
Lawrence R. Shawe                       46,000 (5)            *
David Shapiro                          328,910 (6)            *
Paul M. Leikert                         10,300 (7)            *
Henry H. Fishkind, Pd.D.                 1,400                *
Ronald J. Korn                           7,499                *
Alan Shulman                             5,000                *
All directors and executive officers
  as a group (9 persons)             4,387,563 (8)         37.6%
FMR Corp
82 Devonshire Street
Boston, Massachusetts 02109          1,257,400 (9)         11.2%
Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin 53202           1,022,450 (10)         9.1%
________________

*Less than 1%

(1) Unless otherwise indicated, amounts are as of January 4, 1999 and each person has sole voting and investment power with respect to such shares.
(2) Includes 232,468 shares held of record by Sheila Engelstein, Alec Engelstein's wife, and 272,000 shares issuable upon exercise of outstanding options.
(3)  Includes 111,000 shares issuable upon exercise of outstanding options.
(4)  Includes 38,900 shares issuable upon exercise of outstanding options.
(5)  Includes 46,000 shares issuable upon exercise of outstanding options.
(6) Includes 18,000 shares issuable upon exercise of outstanding options and 265,984 shares held in irrevocable trusts for the benefit of Alec Engelstein's and Harry Engelstein's children and grandchildren. David Shapiro or his wife, is a trustee of such trusts with shared voting and dispositive power.
(7)  Includes 8,000 shares issuable upon exercise of outstanding options.
                                4
(8) Includes an aggregate of 493,900 shares issuable upon exercise of outstanding options and 265,984 shares held in irrevocable trusts for the benefit of Alec Engelstein's and Harry Engelstein's children and grandchildren. David Shapiro or his wife, is a trustee of such trusts with shared voting and dispositive power.
(9) The indicated amount is as of January 31, 1998 and includes 1,257,400 shares of Common Stock beneficially owned by FMR
     Corp. ("FMR Corp.")   FMR has sole dispositive power over
     1,257,400 such shares. This disclosure of FMR's beneficial ownership is based solely upon information set forth in FMR's
     Schedule 13G dated February 10, 1998.
(10) The indicated amount is as of May 31, 1998 and includes 1,022,450 shares of Common Stock beneficially owned by Heartland Advisors, Inc. ("Heartland Advisors"). Heartland Advisors has sole dispositive power over 1,022,450 such shares and sole voting power over 955,750 such shares. This disclosure of Heartland Advisors' beneficial ownership is based solely upon information set forth in Heartland Advisors'
     Schedule 13G dated June 5, 1998.

Compliance with Section 16(a) of the Securities Exchange Act of
1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners have been complied with.

        (Remainder of page intentionally blank.)













                                5

                 ELECTION OF DIRECTORS; NOMINEES

The Company's Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall not be less than three nor more than nine, as determined in the matter provided by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed at seven the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 2000 Annual Meeting of Shareholders or when his successor has been duly elected and qualified.

Each of the current members of the Board of Directors has been nominated by the Company to be re-elected as a director at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

                            MANAGEMENT
Executive Officers and Directors

     The executive officers and directors of the Company are as follows:

Name                    Age            Position with Company
------------------      ---            -------------------------
Alec Engelstein         69             Chairman of the Board,
                                       President and Chief
                                       Executive  Officer

Harry Engelstein        64             Executive Vice President,
                                       Chief Construction
                                       Officer and  Director

John A. Kraynick        44             Executive Vice President
                                       and Director

Lawrence R. Shawe       43             Senior Vice President-
                                       Sales and Marketing

David Shapiro           43             Vice President-Finance,
                                       Chief Financial Officer
                                       and Director

Paul M. Leikert         42             Senior Vice President-
                                       Chief Accounting Officer

                                6
Henry H. Fishkind, Ph.D.49             Director

Ronald J. Korn          58             Director

Alan L. Shulman         66             Director

     Alec Engelstein, a co-founder and Chairman of the Board of the Company, has served as its President and Chief Executive Officer since its organization in August 1982. Alec Engelstein has over 36 years of experience in the homebuilding industry and has been actively engaged as a homebuilder in southeast Florida since 1969.

     Harry Engelstein, a co-founder and director of the Company and Alec Engelstein's brother, has served as Executive Vice President and Chief Construction Officer since the Company's inception in August 1982. Harry Engelstein has over 31 years of experience in home construction.

     John A. Kraynick has served as a Vice President of the Company since August 1986, was appointed Senior Vice President in July 1991 and appointed Executive Vice President in December 1998. Mr. Kraynick is responsible for administrative matters and coordinating the Company's compliance with Federal, state and local regulatory requirements. Mr. Kraynick has over 20 years of experience in the homebuilding industry.

     Lawrence R. Shawe has served as the Company's Vice President-Sales and Marketing since April 1986 and was appointed Senior Vice President Sales and Marketing in December, 1998. Mr. Shawe joined the Company in April 1984 and since such time has been responsible for the Company's sales and marketing efforts. Mr. Shawe has over 18 years of experience in the homebuilding industry.

     David Shapiro joined the Company in June 1991, has served as the Company's Chief Financial Officer since July 1991, was appointed Vice President-Finance in October 1991 and was appointed as a director on December 17, 1997. David Shapiro is Alec
Engelstein's son-in-law.

     Paul M. Leikert has served as the Vice President-Chief of Accounting since March 1994, in January of 1995, was appointed Vice President--Chief Accounting Officer and appointed Senior Vice President-Chief Accounting Officer in December, 1998. Mr. Leikert is a certified public accountant and has over 14 years of experience in the homebuilding industry.

     Henry H. Fishkind, Ph.D., has served as a director of the Company since October 1991 and is a member of the Compensation and Audit Committees of the Board of Directors. Dr. Fishkind has served as President of Fishkind & Associates, Inc., an economic and financing consulting firm based in Orlando, Florida, since 1988. From January 1984 until December 1987, Dr. Fishkind served as president of M.G. Lewis Econometrics, Inc., the research subsidiary
                                7
of an investment banking firm based in Winter Park, Florida. Dr. Fishkind also serves as editor of Econocast, a quarterly economic forecast, since 1984, and as a director of Summit Properties.

     Ronald J. Korn, chairman of the Compensation and Audit Committees of the Board of Directors, has served as a director of the Company since October 1991. Since July 1991, Mr. Korn has served as President of Ronald Korn Consulting, a business consulting firm, and as Chairman of the Board of Carole Korn Interiors, Inc., an interior design firm. From August 1985 until June 1991, Mr. Korn served as the managing partner of the Miami office of KPMG Peat Marwick, a nationally recognized firm of independent public accountants. Mr. Korn serves as a director of ManSur Industries, Inc, which develops and produces self-contained recycling industrial parts washers. He is also a director of Horizon Bank, FSB, a Federal Savings Bank in organization. Mr. Korn served as a director of Magicworks Entertainment, Inc. from 1996 until September, 1998 when Magicworks was acquired by a subsidiary of SFX Entertainment. Mr. Korn served as a director of Vacation Break USA, Inc. ("Vacation Break") from December 1995 to December 1997 when Vacation Break merged with Fairfield Communities, Inc.

     Alan L. Shulman was appointed as a director of the Company on December 17, 1997. Mr. Shulman is currently a private investor. Mr. Shulman served on the board of directors of Island National Bank in Palm Beach, Florida from its inception in 1989 until April 1, 1997 when the bank was sold and currently serves on the board of directors of CV Reit, Inc., a New York Stock Exchange listed Company.

     There are no arrangements or understandings with respect to the selection of officers or directors.

Meetings and Committees of the Board of Directors

     During the Company's fiscal year ended October 31, 1998, the Company's Board of Directors held four meetings and took certain actions by written consent. During the 1998 fiscal year, no director attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

     The only committees of the Board of Directors are the Audit
Committee and the Compensation Committee. The Board does not have a nominating or similar committee.

     Messrs. Fishkind and Korn are the current members of the Audit Committee, which held one meeting during the 1998 fiscal year. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the
                                8
Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors.

     Messrs. Fishkind and Korn are the current members of the Compensation Committee, which held one meeting during the 1998 fiscal year. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's stock option plan and performance bonus plan.

Director Compensation

     The Company pays each director who is not an employee an annual retainer of $16,000 and a $500 fee for each meeting of the Board of Directors attended. The Company reimburses all directors for expenses incurred in connection with their activities as directors.































                                9

                       EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth, for the fiscal years ended October 31, 1998, 1997 and 1996, respectively, the aggregate compensation paid to the Company's Chief Executive Officer and the four other most highly compensated officers of the Company (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers").

                                                               Long Term
                                                              Compensation
                                                               Number of     All
                                  Fiscal Annual Compensation(1) Options     Other
Name and Principal Position        Year    Salary     Bonus     Granted  Compensation
--------------------------------  ------ --------------------- --------- ------------
Alec Engelstein                    1998   $370,833  $300,000        -        $5,353
  Chairman of the Board,           1997   $338,417  $193,750        -        $4,700
  President and Chief              1996   $279,583  $175,000        -        $4,600
  Executive Officer

Harry Engelstein                   1998   $254,167  $147,500        -        $2,725
  Executive Vice President         1997   $223,200  $105,000        -        $2,775
  and Chief Construction Officer   1996   $213,500  $ 90,000        -        $2,675

John A. Kraynick                   1998   $216,667  $227,500      80,000     $7,183
  Senior Vice President            1997   $195,227  $105,000        -        $6,381
                                   1996   $174,978  $ 90,000        -        $6,281

Lawrence R. Shawe                  1998   $175,000  $117,500      80,000     $8,006
  Vice President--Sales &          1997   $161,667  $ 60,000        -        $5,936
  Marketing                        1996   $199,800  $ 30,000        -        $5,836

Paul M. Leikert                    1998   $175,000  $ 91,250      20,000     $2,947
  Vice President--Chief            1997   $147,950  $ 41,250        -        $6,400
  Accounting Officer               1996   $137,250  $ 30,000        -        $6,300

                                           10
__________

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column.
     The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than 10% of the total of annual salary and bonus of such officer.




























                               11


                  Options Grants in Last Fiscal Year

     The following table sets forth information on option grants in fiscal 1998 to each of the Named Executive Officers:

                                                                      Potential Realizable
                     Individual Grants                                      Value at
                  Number of    % of Total                                Assumed Annual
                  Securities   Options                                Rates of Stock Price
                  Underlying   Granted to     Exercise                    Appreciation
                  Options      Employees in   Price       Expiration  For Option Term (2)
    Name          Granted(1)   Fiscal Year    Per Share   Date          5%         10%
----------------- ----------   ------------   ---------   ----------  --------  ----------
John A. Kraynick    80,000        26.7%         $13.75      6/01/08   $691,784  $1,753,116
Lawrence A. Shawe   80,000        26.7%         $13.75      6/01/08   $691,784  $1,753,116
Paul M. Leikert     20,000         6.7%         $13.75      6/01/08   $172,946  $  438,279
_______________

(1) All such options were granted under the Company's 1991 Stock Option Plan and become exercisable at the rate of 20% per year commencing one year from the date of grant, with full vesting occurring on the fifth anniversary of the grant date.

(2) In accordance with the rules of the Commission, the potential realizable values for such options shown in the table are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumed rates of appreciation do not represent the Company's estimate or projection of the appreciation of shares of Common Stock of the Company.






                                            12

Aggregated Stock Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning options exercised by Named Executive Officers during the 1998 fiscal year and the unexercised stock options held by the Named Executive Officers at the end of the 1998 fiscal year.

                                                 Number of
                                                 Securities        Value of
                                                 Underlying        Unexercised
                                                 Unexercised       In-the-Money
                                                 Options at        Options at
                                                 1998 Fiscal       1998 Fiscal
                  Number of Shares               Year End          Year End
                   Acquired Upon    Value        Exercisable (E)   Exercisable (E)
Name                 Exercise       Realized ($) Unexercisable (U) Unexercisable (U)(1)
----------------  ----------------  ------------ ----------------- --------------------
Alec Engelstein        0               0          264,000 (E)       $424,320 (E)
                                                   16,000 (U)       $ 62,080 (U)

Harry Engelstein       0               0          107,000 (E)       $177,660 (E)
                                                    8,000 (U)       $ 31,040 (U)

John A. Kraynick      7,100          $53,250       34,900 (E)       $ 60,412 (E)
                                                   88,000 (U)       $100,640 (U)

Lawrence R. Shawe      0               0           42,000 (E)       $ 87,960 (E)
                                                   88,000 (U)       $100,640 (U)

Paul Leikert           0               0            6,000 (E)       $ 23,280 (E)
                                                   24,000 (U)       $ 32,920 (U)

(1) Based on the closing price of the Common Stock on October 30, 1998 ($12.88) as reported on the Nasdaq National Market System

Long-Term Incentive and Pension Plans

     The Company does not have any long-term incentive or pension plans.

                                   13

Employment Agreements

     For information regarding the Employment Agreement between the Company and Alec Engelstein, Chairman of the Board, Chief Executive Officer and President of the Company, see "Proposal to Approve the Material Terms of the Performance Goals Relating to the Incentive Compensation Provisions Set Forth in the Employment Agreement" below.

Compensation Committee Report on Executive Compensation

     Under rules established by the Securities and Exchange
Commission, the Compensation Committee of the Board of Directors of the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year.

     The three primary components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) rewarding management for short and long term accomplishments, (iii) aligning the interests of management with those of the Company's shareholders, and (iv) relating management compensation to the achievement of Company goals and the Company's performance.

     Fiscal 1998 salary and bonus for the Company's executive officers were determined and approved by the Compensation Committee of the Company's Board of Directors in December 1997. The Compensation Committee's determination of fiscal 1998 salary and bonus for the Company's executive officers other than Alec Engelstein was made after reviewing and considering a number of factors, including each officer's level of job responsibility, each officer's level of performance (with respect to specific areas of responsibility and on an overall basis), achievement of Company goals, Company performance during the 1997 fiscal year, compensation levels at competitive companies, the Company's historical compensation levels, and the Chief Executive Officer's recommendations regarding fiscal 1998 compensation. Although Company performance was one of the factors considered, the Compensation Committee's decisions were based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company
performance.   The Compensation Committee's decisions were
generally in accordance with the Chief Executive Officer's recommendations.

     It is the Compensation Committee's practice periodically to grant stock options to executive officers and other key management employees. The Compensation Committee believes that stock options
                               14
serve to link closely management and shareholder interests and motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareholders. Vesting provisions also serve to provide long-term incentives to retain key executive officers. Awards of stock options for executive officers are intended to be consistent with competitive practice, with the ultimate value received by option holders directly linked to increases in the Company's stock price. In determining the grant of stock options, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options. During fiscal 1998 stock options were granted to the Named Executive Officers listed in the Options Grant Table above and to certain other key management employees.

     The principal factor considered by the Compensation Committee in determining the fiscal 1998 salary and bonus for Alec Engelstein, the Chairman of the Board, President and Chief Executive Officer of the Company was the analysis of the compensation of chief executive officers of public companies within the homebuilding industry and public companies similar in size to the Company (and it was the view of the Committee that Alec Engelstein's combined fiscal 1998 salary and bonus was modest in comparison). The Compensation Committee also considered the Company's fiscal 1997 earnings and other performance measures in determining Alec Engelstein's salary and bonus, but there was no specific relationship or formula by which Mr. Engelstein's compensation was tied to Company performance.

     In December 1998, the Committee adopted the Employment Agreement which shall govern the terms and conditions of the employment of Alec Engelstein, the Company's Chairman of the Board, President and Chief Executive Officer, including Alec Engelstein's salary and bonus beginning in fiscal 1999. This Agreement is designed to provide Mr. Engelstein with annual incentive compensation based on achievement of specific performance objectives linked to shareholder return, subject to shareholder approval; and meet the requirements for exemption from limits on the ability of the Company to deduct executive compensation.

                                           Henry H. Fishkind, Pd.D.
                                           Ronald J. Korn

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of Henry H. Fishkind, Pd.D. and Ronald J. Korn. No member of the Compensation Committee was during the last fiscal year, nor has ever been, an officer or employee of the Company.

                               15
                        PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock from October 29, 1993 through October 31, 1998, based on the market price of Common Stock and assuming reinvestment of dividends, with (i) the Nasdaq Stock Market index prepared by the Center for Research in Security Prices ("CRSP"), and (ii) CRSP's index for General Building Contractors--Residential Buildings (SIC Industry Group No. 152).

                           Comparison of Cumulative Total Return

[Insert Performance Graph]

                                                 10/93   10/94  10/95  10/96  10/97  10/98  10/97
Engle Homes                                       100    73.86  76.99  62.73 136.59 118.56
CRSP Index for Nasdaq Stock Market (US Companies) 100   100.55 135.43 159.82 210.35 235.87
CRSP Index for General Building Contractors
  Residential Buildings                           100   63.08  67.29  70.82  85.68  88.08

Notes:
     A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
     B. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     C.  The index level for all series was set to 100 on 10/29/93.










                                        16


                            CERTAIN TRANSACTIONS

     During fiscal 1998, Alec Engelstein received aggregate interest payments of $261,437 from the Company with respect to $4,450,000 million principle amount of the Company's 11.75% Senior Notes due 2000 (the "Senior Notes") owned by him. In July 1998, Mr. Engelstein received $4,711,437.50 in connection with the Company's redemption of all of the outstanding Senior Notes.











































                                17

                 PROPOSAL TO APPROVE THE MATERIAL TERMS OF
                   THE PERFORMANCE GOALS RELATING TO
                 THE INCENTIVE COMPENSATION PROVISIONS
                 SET FORTH IN THE EMPLOYMENT AGREEMENT

     Effective November 1, 1998, the Company entered into an employment agreement with Alec Engelstein, the Chairman of the Board, President and Chief Executive Officer of the Company (the "Employment Agreement"). The Employment Agreement is attached hereto as Appendix A. The material features of the Employment Agreement are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Employment Agreement.

     Under the terms the Employment Agreement, payment of Mr. Engelstein's incentive compensation is subject to approval by the Company's shareholders of the material terms of the performance goals upon which such incentive compensation are based. The material terms of such performance goals relating to the incentive compensation set forth in the Employment Agreement include primarily the business criteria on which the performance goals are based. The material terms of the performance goals relating to the incentive compensation provisions set forth in the Employment Agreement are therefore being submitted to the shareholders for approval.

     The Employment Agreement has a term of five years which such term shall automatically extend each year for an additional one year period unless the Company or Mr. Engelstein delivers written notice to the other of its election or his election not to extend the term. The Employment Agreement provides for an annual base salary to Mr. Engelstein of $500,000 in the first year, subject to increases in the discretion of the Compensation Committee. In addition, the base salary shall be increased, but shall not be decreased, by that percentage by which the Consumer Price Index, for the Palm Beach, Florida area for the immediately preceding calendar year exceeds such index for the next preceding calendar year.

     THIS PARAGRAPH AND THE FOLLOWING PARAGRAPH DISCUSS THE MATERIAL TERMS OF THE PERFORMANCE GOALS OF THE INCENTIVE COMPENSATION PROVISIONS OF THE EMPLOYMENT AGREEMENT THAT ARE THE SUBJECT OF THIS PROPOSAL. The Employment Agreement provides for an annual bonus to Mr. Engelstein based on objective performance standards. Mr. Engelstein will be eligible to receive bonuses for each fiscal year of the Company only in the event that the Company's Adjusted Pre-Tax Income (as defined below) equals or exceeds 10% of the Average Stockholders' Equity (as defined below), for such fiscal year (the "Goal"). If the Goal is met, Mr. Engelstein shall receive a bonus for such fiscal year equal to the sum of (i) 1% of 10% of the Company's Adjusted Pre-Tax Income for the year plus (ii) 2.5% of the amount by which the Adjusted Pre-Tax Income exceeds 10% of the Adjusted Pre-Tax Income for such fiscal
                                18
year. "Adjusted Pre-Tax Income" means the Company's income or loss before income taxes, extraordinary gains or losses and cumulative effect of accounting changes plus any amounts paid or accrued for bonuses payable to Mr. Engelstein pursuant to the Employment Agreement. "Average Stockholders' Equity" means the average of the Company's year-end stockholders' equity for the two fiscal years preceding the fiscal year of the Company for which the bonus is being determined. All amounts described in these defined terms are those reported by the Company and audited by the Company's independent public accountants.

     Mr. Engelstein may elect to receive payment of all or any portion of the Incentive Compensation payable for any fiscal year in the form of cash or shares of Common Stock of the Company, valued based upon the average closing price for the Company's Common Stock as reported on the Nasdaq National Market during the last calendar month of the fiscal year for which the bonus is being determined. The Incentive Compensation shall be paid to Mr. Engelstein within two and one-half months after the end of the fiscal year for which it is payable.

     The specific Incentive Compensation to be paid to Mr. Engelstein pursuant to the Employment Agreement is not determinable in advance because of its dependency on future operating results of the Company. However, if the Employment Agreement had been in effect for the fiscal year ended October 31, 1998, Mr. Engelstein would have been entitled to receive $666,700 as Incentive Compensation.

     Payment of the Incentive Compensation in certain years during the term that would not otherwise be deductible by reason of
Section 162(m) of the Internal Revenue Code of 1986, as amended, is subject to certain approvals, including the shareholder approval being sought hereby. The Employment Agreement also contains certain non-competition covenants and covenants against solicitation of clients and employees for a competitive business and provides for certain payments to Mr. Engelstein upon his termination.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS RELATING TO THE INCENTIVE COMPENSATION PROVISIONS SET FORTH IN THE EMPLOYMENT AGREEMENT.

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of BDO Seidman, LLP independent public accountants, served as the Company's independent public accountants for the fiscal year ended October 31, 1998. The Board of Directors, on the recommendation of the Company's Audit Committee, has selected BDO Seidman, LLP as the Company's independent public accountants for the current fiscal year ending October 31, 1999. One or more of the representatives of BDO Seidman, LLP are expected to be present
                                19
at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                          OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


           INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2000 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than September 23, 1999.


                                           By Order of The Board
                                           of Directors

                                           /S/ ALEC ENGLESTEIN
                                           -------------------
                                           ALEC ENGELSTEIN
                                           Chairman of the
                                           Board, President and
                                           Chief Executive Officer

Boca Raton, Florida
January 20, 1999















                                20

                           APPENDIX A
                       EMPLOYMENT AGREEMENT
















































                                A-1

            PROXY FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                              of
                        ENGLE HOMES, INC.
                  123 NW 13th Street, Suite 300
                    Boca Raton, Florida 33432

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF
DIRECTORS
                         COMMON STOCK

     The undersigned holder of Common Stock of Engle Homes, Inc., a Florida Corporation, hereby appoints Alec Engelstein and David Shapiro, and each of them, as proxies for the undersigned, each with full power of substitution, to act for the undersigned and to vote, as designated below, all shares of stock of the Company and that the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of the Company, to be held on Thursday, February 25, 1999 at 11:00 a.m. local time at the Company's offices located at 123 N.W. 13th Street, Suite 300, Boca Raton, Florida, and at any adjournment(s) or postponements(s) thereof.

     The Board of Directors unanimously recommends a vote "FOR" the election of all the director nominees listed in proposal (1) and "FOR" approval of proposal (2) below.

(1)  Election of Alec Engelstein, Harry Engelstein, John A.
     Kraynick, David Shapiro, Henry Fishkind, Ph.D., Ronald Korn and Alan L. Shulman as directors of the Company.

     VOTE FOR all nominees listed above, except vote withheld from the following nominees(s) (if any).

_________________________________________________________________
________________________________________________________________

     VOTE WITHHELD from all nominees.

(2) Approval of the material terms of the performance goals relating to the incentive compensation provisions set forth in the Employment Agreement between the Company and Alec
     Engelstein, Chairman of the Board, President and Chief
     Executive Officer of the Company.

     FOR       AGAINST        ABSTAIN

(3) The Proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual
     Meeting and any adjournments or postponements thereof.

                      (SEE REVERSE SIDE)

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AND "FOR" APPROVAL OF PROPOSAL (2) ABOVE.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting and related Proxy Statement, and (ii) the Company's 1998 Annual Report to Shareholders.

Dated: ____________________, 1999


_______________________________
     (Signature)


________________________________
     (Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign fill corporate name by president or other authorized officer. If a partnership name, by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT
IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE
UNITED STATES.